EXCLUSIVE OPTION AGREEMENT

                                      AMONG

        DALIAN DIVERSIFIED PRODUCT INSPECTIONS BIMETALLIC CABLE CO., LTD.

                                       AND

                     DALIAN FUSHI ENTERPRISE GROUP CO., LTD.

                                    YANG YUE

                                  YANG XI SHAN

                                   XU CHUN YAN

                 DALIAN FUSHI BIMETALLIC MANUFACTURING CO., LTD.



                                DECEMBER 13, 2005
                                  DALIAN, CHINA


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                           EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (the "Agreement") is entered into as of December 7th, 2005 between the following parties in Dalian.

Party A: Dalian Diversified Product Inspections Bimetallic Cable Co., Ltd. Registered Address: No.50 Anshan Road, Shahekou District, Dalian. Legal Representative: Fu Li

Party B:     Dalian Fushi Enterprise Group Co., Ltd.
             Registered Address: No. 999, Wuyi Road, Jinzhou district, Dalian Legal Representative: Fu Li

Party C:     Yang Yue
             A citizen of PRC, Identity Card Number:210105681115317

Party D:     Yang Xi Shan
             A citizen of PRC, Identity Card Number:211202391010301

Party E:     Xu Chun Yan
             A citizen of PRC, Identity Card Number:210221571122078

Party F:     Dalian Fushi Bimetallic Manufacturing Co., Ltd.
             Registered Address: No. 999 Wuyi Road, Jinzhou District, Dalian Legal Representative: Fu Li

In this Agreement, Party A, Party B, Party C, Party D, Party E and Party F are called collectively as the "Parties" and each of them is called as the "Party".

WHEREAS:

1. Party A is a wholly foreign-owned enterprise incorporated under the laws of the People's Republic of China (the "PRC");

2. Party B is a liability limited company incorporated in Dalian and with business license issued by the Dalian Municipal Administration of Industry and Commerce;

3. As of the date of this Agreement Party B, Party C, Party D, and Party E are shareholders of Party F and collectively legally hold all of the equity interest of Dalian Fushi Company, of which Party B holds 87.73%, Party C holds 10%, Party D holds 1.64% and Party E holds 0.63%

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NOW, THEREFORE, the Parties through mutual negotiations hereby enter into this
Agreement according to the following terms and conditions:

1.    THE GRANT AND EXERCISE OF PURCHASE OPTION

      Grant: Each Party B, C, D, E hereby grants Party A an irrevocable exclusive purchase option. Party A has right to purchase all or part of the shares of Party F currently owned by any of Party B, C, D and E, or to purchase all or part of the assets of Party F, in each case in accordance with Article
1.3 of this contract. This purchase option is irrevocable and shall be exercised only by Party A (or the qualified persons appointed by Party A). The term "person" used herein shall include any entity, corporation, partnership, joint venture and non-corporate organizations.

      Exercise Procedures:

      Party A shall notify Parties B, C, D, and E in writing prior to exercising its option (the "Option Notice" hereinafter).

      The next day upon receipt of the Option Notice, Parties B, C, D, E and F, together with party A (or the qualified person appointed by Party A), shall promptly compile a whole set of documents (the "Transfer Documents") to be submitted to the government bodies for approving the shares or assets transfer in connection with the Option exercise so that the shares or assets transfer can be transferred, in whole or in part.

      Upon the completion of the compilation of all the Transfer Documents and the Transfer Documents being confirmed by Party A, Parties B, C, D, E and F shall promptly and unconditionally obtain, together with Party A (or the qualified person appointed by Party A), all approvals, permissions, registrations, documents and other necessary approvals to effectuate the transfer of the shares and remaining assets of Party F in connection with the Option exercise.

      Exercise Condition: Party A may exercise the option of acquiring the equity interests in or remaining assets of Party F, upon the satisfaction of the following condition:

The PRC government has issued a national regulation to allow acquisition of PRC companies using shares in off-shore companies as consideration; or at any time upon which Party A believes there's a necessity and possibility for the exercise of the Option

2.    Price of Option

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      The option price shall be determined using one of the following methods:

      2.1 If a national regulation has been issued to allow acquisition of PRC companies using shares of off-shore companies as consideration, Party A may immediately exercise the Option and the consideration for such exercise shall be the shares in Parallel Technologies, Inc. the US holding company for Party A, which shares have already been received by the shareholders of Party F (i.e. each Party B, C, D and E). Under this circumstance, Party A is not required to pay any other consideration for acquisition of Party F;

      2.2 If a national regulation has not been issued to allow acquisition of PRC companies using shares of off-shore companies as consideration at the time when Party A exercises the Option, the purchase price for the remaining assets of Party F shall be the appraisal price of such assets. Any consideration obtained by Party F or its shareholders shall be 1) be returned all such consideration to Party A for operation in accordance with the Entrusted Management Agreement, or 2) be paid back to Party A in any other ways, and 3) to the extent necessary, the shareholders of Party F shall execute any related agreements or letters of undertaking that is necessary to pay back such consideration. Party A has the discretion to decide the time and arrangement of the acquisition, provided that the acquisition will not violate any PRC laws or regulations then in effect.

3.    REPRESENTATIONS AND WARRANTIES

      3.1 Each party hereto represents to the other parties that: (1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; and
            (2) the execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

      3.2 Party B, Party C, Party D, and Party E hereto represent to Party A that: (1) they are legally registered shareholders of party F and have paid Party F the full amount of their respective portions of Party F's registered capital required under the PRC laws; (2) none of Party B, Party C, Party D, or Party E has mortgaged or pledged his shares of Party F, nor has either of them granted any security interest or borrow against his shares of Party F in any form; and
            (3) none of Party B, Party C, Party D, or Party E has sold or will sell to any third party its equity interests in Party F.

      3.3 Party F hereto represents to Party A that: (1) it is a limited liability company duly registered and validly existing under the PRC law; and (2) its business operations are in compliance with applicable laws of the PRC in all material aspects.

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4.    COVENANTS

      The Parties further agree as follows:

      4.1 Before Party A has acquired all the equity/assets of Party F by exercising the purchase option provided hereunder, Party F shall not:

            4.1.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing);

            4.1.2 enter into any transaction which may materially affect its assets, liability, operation, shareholders' equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing); and

            4.1.3 distribute any dividend to its shareholders in any manner.

      4.2 Before Party A has acquired all the equity/assets of Party F by exercising the purchase option provided hereunder, Party B, Party C, Party D, Party E and/or Party F shall not individually or collectively:

            4.2.1 supplement, alter or amend the articles of association of
                  Party F in any manner to the extent that such supplement, alteration or amendment may have a material effect on Party F's assets, liability, operation, shareholders' equity or other legal rights;

            4.2.2 cause Party F to enter into any transaction to the extent such transaction may have a material effect on Party F's assets, liability, operation, shareholders' equity or other legal rights (unless such transaction is relating to Party F's daily operation or has been disclosed to and agreed upon by Party A in writing); and

      4.3 Party B, Party C, Party D, and Party E shall entrust Party F to Party A management in accordance with Entrusted Management Agreement.

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 5.   ASSIGNMENT OF AGREEMENT

      5.1 Party B, Party C, Party D, Party E and Party F shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of the Party A.

      5.2 Each of Party B, Party C, Party D, Party E and Party F hereby agrees that Party A shall have the right to transfer all of its rights and obligation under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Party B, Party C, Party D, Party E and Party F by Party A, and no any further consent from Party B, Party C , Party D , Party E and Party F will be required.

6.    CONFIDENTIALITY

      The Parties acknowledge and confirm that any oral or written materials exchanged by the Parties in connection with this Agreement are confidential. The Parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded:

            a. The materials is known or will be known by the public (except for any materials disclosed to the public by the Party who receives such materials);

            b. The materials are required to be disclosed under the applicable laws or the rules or provisions of stock exchange; or

            c. The materials disclosed by each Party to its legal or financial consultant relate to the transaction contemplated under this Agreement, and such legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by an employee of any Party shall be deemed disclosure of such materials by such Party, and such Party shall be liable for breaching the contract. This Article 6 shall survive this Agreement even if this Agreement is invalid, amended, revoked, terminated or unenforceable by any reason.

7.    BREACH OF CONTRACT

            Any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenants provided hereunder by any Party shall constitute a breach of this Agreement. The breaching Party shall be liable for any such breach pursuant to the applicable laws.

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8.    APPLICABLE LAW AND DISPUTE RESOLUTION

      8.1   Applicable Law

            he execution, validity, interpretation and performance of this Agreement and he disputes resolution under this Agreement shall be governed by the laws of PRC.

      8.2   Dispute Resolution

            The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC") in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

9.    EFFECTIVENESS AND TERMINATION

      9.1 This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

      9.2 This Agreement may not be terminated without the unanimous consent of all the Parties except that Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

10.   MISCELLANEOUS

      10.1  Amendment, Modification and Supplement

            Any amendment and supplement to this Agreement shall be made by the Parties in writing. The amendment and supplement duly executed by each Party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

      10.2  Entire Agreement

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            The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

      10.3  Severability

            If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant PRC laws of the PRC, such a provision shall be deemed invalid only to the extent the PRC laws are applicable in China, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through consultation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

      10.4  Headings

            The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation, explanation or the meaning of the provisions of this Agreement.

      10.5  Language and Copies

            This Agreement is executed in Chinese in six (6) copies; each Party holds one and each original copy has the same legal effect.

      10.6  Successor

            This Agreement shall bind and benefit the successor or the transferee of each Party.

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

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[No Text Below, Signature Page Only]


PARTY A: Dalian Diversified Product Inspections
Bimetallic Cable Co., Ltd. (Seal)

Legal Representative/Authorized Representative(Signature):



PARTY B: Dalian Fushi Enterprise Group Co., Ltd. (Seal)

Legal Representative/Authorized Representative(Signature):



PARTY C: Yang Yue

Signature:



PARTY D: Yang Xi Shan

Signature:



PARTY E: Xu Chun Yan

Signature:




PARTY F: Dalian Fushi Bimetallic Manufacturing Co., Ltd(Seal).

Legal Representative/Authorized Representative(Signature):









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